UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2008

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Gregg S. Kantor as President and Chief Executive Officer and Approval of Compensation Arrangements.

As previously reported, on May 22, 2008, the Board of Directors (the “Board”) of Northwest Natural Gas Company (the “Company”) designated Gregg S. Kantor as successor to the office of Chief Executive Officer upon Mark S. Dodson’s retirement on December 31, 2008. On December 18, 2008, the Board formally appointed Mr. Kantor the Company’s President and Chief Executive Officer, effective as of January 1, 2009, and approved certain compensation arrangements for Mr. Kantor. Mr. Kantor’s annual base salary was increased to $446,000 effective January 1, 2009. The Company entered into a restated change in control severance agreement with Mr. Kantor that increases the multiple of final salary and average bonus payable under the agreement from 2 times to 2 1/2 times, but otherwise is identical to the standard form of agreement entered into with other executive officers. The Company also entered into a Severance Agreement with Mr. Kantor that will provide him the following severance benefits if the Company terminates his employment without cause:

•	100% of his base salary for a termination without cause during 2009, decreasing to 80% of base salary for a termination in 2010, 60% in 2011, 40% in 2012, 20% in 2013, and 0% thereafter.

•

For any termination without cause occurring before his 55th birthday on April 30, 2012, Mr. Kantor will be treated as eligible for early retirement benefits under the Company’s Executive Supplemental Retirement Income Plan (“ESRIP”), for which he will not otherwise be eligible unless he remains employed through his 55th birthday. The estimated value of this ESRIP modification, based on an assumed termination of Mr. Kantor’s employment on December 31, 2008, is an increase in ESRIP benefits of $25,500 per year commencing at age 57, which has an actuarial present value as of December 31, 2008 of about $185,000.

Mr. Kantor, 51, joined NW Natural in 1996 as Director of Public Affairs and Communications. In 1998, he was promoted to the position of Vice President of Public Affairs and Communications. He served as Senior Vice President of Public and Regulatory Affairs from 2003 to 2006 and as Executive Vice President from December 2006 to April 2007. In May 2007, Mr. Kantor became President and Chief Operating Officer of the Company, and he was elected to the Board in September 2008. Mr. Kantor is a member of the Oregon Global Warming Commission, and a board member of the Oregon Business Council, the Portland Business Alliance, the United Way of the Columbia-Willamette, the Portland Schools Foundation and the Leaders Roundtable.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Severance Agreement dated December 19, 2008 between the Company and Gregg S. Kantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY (Registrant)

Dated: December 23, 2008	/s/ MARDILYN SAATHOFF
MardiLyn Saathoff Chief Governance Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement dated December 19, 2008 between the Company and Gregg S. Kantor.

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